Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-40406 of FiberCore, Inc. and subsidiaries on Form S-3 of our report dated March 29, 2001 appearing in this Annual Report on Form 10-K of FiberCore, Inc. and subsidiaries for the year ended December 31, 2000.


Deloitte & Touche LLP.
Hartford, Connecticut

March 29, 2001


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